Paritz & Company, P.A.
certified public accountants

15 Warren Street, Suite 25
Hackensack, New Jersey 07601
(201) 342-7753
Fax: (201) 342-7598
E-mail: paritz@paritz.com

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Dealer Advance, Inc.
16801 Addison Road, Suite 300
Addison, Texas 75001

Gentlemen:

We have issued our report dated April 5, 2007 accompanying the financial statements of Dealer Advance, Inc. and Subsidiary contained in the Form S-8 under the Securities Exchange Act of 1934.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
February 22, 2008